Exhibit 1.1

FORM OF STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (the “Agreement”) is made as of June 4, 2019 (the “Effective Date”), by and between [Purchaser], a [_________________] (the “Purchaser”), and PAR Investment Partners, L.P., a Delaware limited partnership (the “Seller”).

The Seller desires to sell, and the Purchaser desires to buy, [____________] shares (the “Shares”) of the Common Stock, par value $0.0001 per share (the “Common Stock”), of Global Eagle Entertainment Inc., a Delaware corporation (the “Company”), for a price per share of twenty-five cents ($0.25) (“Per Share Purchase Price”) on the terms and conditions set forth in this Agreement. It is the intention of the parties to this Agreement that the transaction contemplated by this Agreement (the “Transaction”) be a private sale of securities that is exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(7) of the Securities Act and pursuant to the satisfaction of the conditions for the so-called “Section 4 (1 1⁄2)” private resale exemption.

In consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

PURCHASE AND SALE OF THE SHARES

Section 1.1 Purchase and Sale of Shares. Subject to and in reliance upon the representations, warranties, terms and conditions of this Agreement, the Seller hereby agrees to sell, transfer and assign all of Seller’s right, title and interest in and to the Shares to the Purchaser, and the Purchaser hereby agrees to purchase the Shares from the Seller at a price per Share equal to the Per Share Purchase Price, for an aggregate purchase price of [________________] U.S. Dollars ($[_________]) (the “Purchase Price”).

Section 1.2 The Closing. The closing of the Transaction (the “Closing”) shall take place on the Effective Date. At the Closing, the Seller shall either (a) deliver to the Purchaser a stock certificate representing the Shares either (i) endorsed for transfer to the Purchaser or (ii) accompanied by an executed stock power sufficient to transfer such Shares to the Purchaser against payment of the Purchase Price therefore by the Purchaser in cash by wire transfer, or (b) deliver or cause to be delivered to the Purchaser the Shares via DTC electronic transfer to a securities account identified in writing by the Purchaser. If required by the Company’s transfer agent, the Seller shall also deliver a legal opinion that is reasonably acceptable to the transfer agent and the Company that the Transaction is exempt under the Securities Act. At the Closing, the Purchaser shall deliver to the Seller the Purchase Price by wire transfer of immediately available funds to an account designated by the Seller.

Section 1.3 Registration Rights Assignment. Pursuant to the Amended and Restated Registration Rights Agreement dated as of January 31, 2013 (as amended, the “Registration Rights

Agreement” and such date, the “Registration Rights Effectiveness Date”) by and among the Company and the parties named on the signature pages hereto (collectively referred to hereinafter as the “Holders”), the rights of a Holder under the Registration Rights Agreement may be transferred by a Holder to a transferee who acquires or holds Registrable Securities (as defined in the Registration Rights Agreement) equal to at least five percent (5%) of the Registrable Securities held by the Holders as of the Registration Rights Effectiveness Date; provided, however, that such transferee has executed and delivered to the Company a properly completed Addendum Agreement (as defined in the Registration Rights Agreement), and the transferor shall have delivered to the Company, no later than thirty (30) days following the date of the transfer, written notification of such transfer setting forth the name of the transferor, the name and address of the transferee, and the number of Registrable Securities so transferred (the “Seller Written Notification”). The Seller has delivered to the Company the Seller Written Notification.

Section 1.4 Certain Definitions.

(a)	“Action” means any action, suit, proceeding, claim, arbitration, litigation or investigation, in each case by or before any Person.

(b)

“Affiliate” means, with respect to any specified Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, such specified Person.

(c)

“Confidential Information” means information (whether oral or written, tangible or intangible) provided by or on behalf of any party or any of its Representatives to any other party or any of its Representatives; provided, that the term “Confidential Information” does not include information that is or becomes available to the public other than as a result of a disclosure by such other party or any Representative of such other party in violation of this Agreement or any other obligation of confidentiality.

(d)

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasigovernmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

(e)	“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

(f)

“Person” means any individual, corporation, partnership, limited liability company, trust, unincorporated association, governmental entity or any agency, instrumentality or political subdivision of any governmental entity, or any other entity or body.

(g)

“Representatives” means, with respect to a Person, such Person’s Affiliates, and the directors, officers, managers, stockholders, members, principals, partners, employees, agents, attorneys, accountants and other advisors and Representatives of such Person or any of its Affiliates.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF SELLERS

The Seller hereby represents and warrants to the Purchaser as follows:

Section 2.1 Authority and Approvals. The Seller has the power and authority to enter into and perform its obligations under this Agreement, and all action necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the Transaction has been duly and validly taken. The Agreement has been duly and validly executed and delivered by the Seller. Assuming this Agreement constitutes a valid and binding agreement of the Purchaser, this Agreement constitutes a valid and binding agreement of the Seller, enforceable against the Seller in accordance with its terms.

Section 2.2 The Shares. The Seller is the record and beneficial owner of the Shares. Except for this Agreement, there is no agreement, arrangement or understanding with any other Person regarding the sale or transfer of any Shares, and there exist no liens, claims, options, proxies, voting agreements, charges or encumbrances of any kind affecting the Shares, other than any restrictions on transfer that may be imposed by Law. Upon transfer of the Shares to the Purchaser at the Closing against payment of the Purchase Price, the Purchaser will acquire ownership of the Shares, free and clear of all liens, claims, options, proxies, voting agreements, charges or encumbrances of any kind affecting the Shares, other than any restrictions on transfer that may be imposed by Law. The Company is engaged in business, is not in the organizational stage or in bankruptcy or receivership, and is not a blank check, blind pool, or shell company that has no specific business plan or is intended to engage in a merger or combination with, or an acquisition of, an unidentified person. The Seller has held the Shares for more than five years.

Section 2.3 Investment Purpose. The Seller represents that (a) it acquired the Shares for investment purposes only and not with a view toward distribution or resale in violation of any applicable securities Laws, and (b) it is selling the Shares, as principal, for its own account and not as a broker or agent for another party. The sale of the Shares does not constitute the whole or part of an unsold allotment to, or a subscription or participation by, a broker or dealer as an underwriter of the securities or a redistribution.

Section 2.4 No General Solicitation; etc. The Seller acknowledges that (a) neither the Seller nor any of its Representatives has either directly or indirectly, including through a broker or finder, offered or sold securities through any general solicitation relating to the purchase of the Shares; and (b) the Purchase Price was determined through private arm’s length negotiations between the Purchaser and the Seller, and neither the Purchaser nor the Seller is under any obligation or compulsion to enter into this Agreement. No offering documents were provided by the Seller to the Purchaser.

Section 2.5 Conflicts. The execution, delivery and performance of this Agreement will not (i) violate, conflict with, or result in the breach, acceleration, default or termination of, or otherwise give any other contracting party the right to terminate, accelerate, modify or cancel any of the terms, provisions, or conditions of any material agreements or instrument to which the Seller is a party or by which it or its assets may be bound, or (ii) constitute a violation of any material applicable law, rule or regulation, or of any judgment, order, injunctive, award or decree of any court, administrative agency or other governmental authority applicable to the Seller. The Seller is not the Company or a subsidiary, directly or indirectly, of the Company. The Seller is a significant stockholder of the Company, and the Seller has no reasonable grounds to believe that the Company is in violation of the securities laws or regulations.

Section 2.6 Broker’s Fees. The Seller has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the Transaction.

Section 2.7 No Bad Actors. Neither the Seller nor, to the Seller’s knowledge, any person that has been or will be paid (directly or indirectly) remuneration or a commission for such person’s participation in the offer or sale of the Shares, including solicitation of purchasers for the Seller, is subject to an event that would disqualify an issuer or other covered person under Rule 506(d)(1) of Regulation D under the Securities Act or is subject to a statutory disqualification described under Section 3(a)(39) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser represents and warrants to the Seller as follows:

Section 3.1 Authorization of Agreement. The Purchaser has the power and authority to enter into and perform its obligations under this Agreement, and all action necessary on the part of the Purchaser to authorize the execution, delivery and performance of this Agreement and the consummation of the Transaction has been duly and validly taken. This Agreement has been duly and validly executed and delivered by the Purchaser. Assuming this Agreement constitutes a valid and binding obligation of the Seller, this Agreement constitutes a valid and binding agreement of the Purchaser, enforceable against the Purchaser in accordance with its terms.

Section 3.2 Conflicts. The execution, delivery and performance of this Agreement will not (i) violate, conflict with, or result in the breach, acceleration, default or termination of, or otherwise give any other contracting party the right to terminate, accelerate, modify or cancel any of the terms, provisions, or conditions of the organizational documents of the Purchaser or any material agreements or instrument to which the Purchaser is a party or by which it or its assets may be bound, or (ii) constitute a violation of any material applicable law, rule or regulation, or of any judgment, order, injunctive, award or decree of any court, administrative agency or other governmental authority applicable to the Purchaser.

Section 3.3 Investment Experience. Purchaser is a sophisticated investor that, in the normal course of its business, invests in or purchases securities similar to the Securities and has (a) by reason of its business and financial experience, the capacity to protect its own interests in connection with the purchase of the Shares hereunder, (b) such knowledge and experience in financial, tax and business matters to enable Purchaser to evaluate the merits and risks associated with the purchase of the Shares hereunder and to make an informed investment decision with respect thereto, (c) adequate information concerning the Shares, (d) conducted, to the extent it deemed necessary, an independent investigation and exercised its own due diligence of such matters as, in its judgment, is necessary for it to make an informed investment decision with respect to the Shares and the purchase of the Shares hereunder, and (e) not relied upon the Seller for any investigation into, assessment of, or evaluation with respect to the Shares and/or the purchase of the Shares hereunder. Without limiting the generality of the foregoing, the Purchaser has reviewed with its own tax advisors the federal, state, local and foreign tax consequences of its investment in the Shares and the Transaction. The Purchaser is relying solely on such advisors and not on any statements or representations of the Seller or any of its agents. The Purchaser understands that it (and not the Seller) shall be responsible for the Purchaser’s own tax liability that may arise as a result of its investment in the Shares and the Transaction.

Section 3.4 No General Solicitation, etc. The Purchaser acknowledges that (a) it has no knowledge of being introduced to Seller either directly or through any of its Representatives by means of any general solicitation or advertising relating to the sale of the Shares; and (b) the Purchase Price was determined through private arm’s length negotiations between the Purchaser and the Seller and neither the Purchaser nor the Seller is under any obligation or compulsion to enter into this Agreement.

Section 3.5 Opportunity to Seek Counsel. The Purchaser has (a) had an opportunity to review and consider this Agreement before signing it, (b) been strongly encouraged to consult with its own attorney(s) and confidential advisors before signing this Agreement, and (c) read and understood all of the terms and provisions of this Agreement.

Section 3.6 No View to Distribution; Accredited Investor. The Purchaser represents that it is buying the Shares (a) as principal, for its own accounts for investment only and not as a broker or agent or in any other capacity for another party and (b) not with a view or any present intention toward effecting a distribution or resale in violation of any applicable securities laws. The Purchaser is an “accredited investor” as such term is defined in Regulation D of the Securities Act.

Section 3.7 Future Transfer. The Purchaser acknowledges and agrees that the Shares have not been, and will not be, registered under the Securities Act and may not be sold, pledged or otherwise transferred by the Purchaser without compliance with the registration provisions of the Securities Act or an exemption therefrom. The Purchaser acknowledges that the Shares are being transferred hereby under an exemption or exemptions from the registration and qualification requirements of the Securities Act which impose certain restrictions on the Purchaser’s ability to transfer the Shares and shall be deemed to have been acquired in a transaction that (i) is not a distribution for purposes of Section 2(a)(11) of the Securities Act and (ii) does not involve any public offering. The Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act, including without limitation the applicable holding periods thereunder. The

Purchaser understands that any resale or other transfer, or attempted resale or other transfer, made other than in compliance with the above-stated restrictions shall not be recognized by the Company and such purported transaction shall be null and void ab initio and shall vest no right in the purported transferee.

Section 3.8 Broker’s Fees. The Purchaser has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the Transaction.

Section 3.9 Excluded Information.

(a) The Purchaser acknowledges that the Seller is an existing stockholder of the Company and that the Seller may have access to and may possess material nonpublic information regarding the Company not known to the Purchaser (the “Excluded Information”). Such Excluded Information may or may not be material, may or may not have been publicly disclosed by or on behalf of the Company or the Seller, directly or indirectly, and may or may not be available to the Purchaser from sources other than the Company or the Seller. Such Excluded Information may include information received (A) by the Seller or its Representatives in their capacities as directors, stockholders or affiliates of the Company, (B) from the Company on a confidential basis, or (C) on a privileged basis from the attorneys, financial advisers or other Representatives of the Company. Although such Excluded Information may be indicative of a value of the Shares that is substantially different than the Purchase Price, the Purchaser is experienced, sophisticated and knowledgeable in trading securities of public and private companies and understands the disadvantages to which the Purchaser may be subject on account of the disparity of information as between the Seller and the Purchaser, and the Purchaser has nonetheless deemed it appropriate and in its best interest to engage in the purchase of the Shares hereunder. In respect of this Section 3.9, the Purchaser further represents, warrants and acknowledges that it: (a) is a sophisticated purchaser with respect to the Shares, (b) has adequate information concerning the Shares, (c) has conducted, to the extent it deemed necessary, an independent investigation of such matters as, in its judgment, is necessary for it to make an informed investment decision with respect to the purchase of the Shares from the Seller and with respect to the Seller as the seller of the Shares, and (d) has not relied upon the Seller for any investigation into, assessment of, or evaluation with respect to the purchase of the Shares from the Seller or with respect to the Seller as the seller of the Shares.

(b) The Purchaser hereby:

(1) agrees that neither the Seller nor its directors, officers, partners, stockholders, members, investors, employees, attorneys, agents or Representatives shall have any liability to the Purchaser or its affiliates with respect to the existence, possession or non-disclosure of any Excluded Information, whether arising directly or indirectly, primarily or secondarily, by contract or operation of law or otherwise, including as a matter of contribution, indemnification, set-off, rescission, or reimbursement;

(2) waives any right, claim or cause of action, at law or in equity, arising from or relating to, directly or indirectly, the existence, possession or non-disclosure of any Excluded Information, including without limitation pursuant to Sections 10(b) and 20A of the Exchange Act, or the rules and regulations promulgated by the Securities and Exchange Commission under the Exchange Act, and relinquishes all rights and remedies accorded by applicable law to a seller of securities with respect to the Shares to the maximum extent permitted by law, as well as all rights to participate in any claim, action or remedy others may now or hereafter have with respect to the foregoing;

(3) agrees that it has been given the opportunity to obtain information from the Seller concerning the terms and conditions of the Shares necessary in order for it to evaluate the merits and risks of the Shares. Notwithstanding the foregoing, it and its advisors are not relying on any communication (written or oral and including, without limitation, opinions of third party advisors) of the Seller or its affiliates as (i) legal, regulatory, tax, business, investments, financial, accounting or other advice, (ii) a recommendation to purchase the Shares, or (iii) an assurance or guarantee as to the expected results of the Shares; it being understood that information and explanations related to the terms and conditions of the Shares are made incidental to the other party’s business and shall not be considered (A) legal, regulatory, tax, business, investments, financial, accounting or other advice, (B) a recommendation to purchase the Shares, or (C) an assurance or guarantee as to the expected results of the Shares. Any such communication should not be the basis on which the recipient has entered into a decision to purchase the Shares, and should be independently confirmed by the recipient and its advisors prior to purchasing the Shares; and

(4) with respect to the purchase and sale of the Shares, releases and discharges the Seller and its directors, officers, partners, stockholders, members, investors, employees, attorneys, agents or Representatives and all successors and assigns thereto (each a “Released Party”) of and from any and all suits, demands, obligations, liabilities, claims and causes of action, contingent or otherwise, of every kind and nature, at law and in equity, which the Purchaser and/or its affiliates, successors or assigns may have against any Released Party, to the extent arising from or in connection with the existence, possession or non-disclosure of any Excluded Information whether asserted, unasserted, absolute, contingent, known or unknown.

(c) The Purchaser hereby represents to each Released Party that (i) it has not assigned any claim or possible claim against the Released Parties, (ii) it fully intends to release all claims against the Released Parties as set forth above, and (iii) it has been advised by, and has consulted with, counsel with respect to the execution and delivery of this Agreement and has been fully apprised of the consequences of the waivers and releases set forth in this Section 3.9.

(d) The Purchaser has received and reviewed a copy of the offering documents including the risk factors relating to the Securities, and such other information as it deems necessary in order to make its investment decision, including but not limited to: (A) the exact name of the Company and the Company’s predecessor (if applicable), (B) the address of the Company’s principal executive offices, (C) the exact title and class of the Securities, (D) the par or stated value of the Securities, (E) the number of shares or total amount of the securities outstanding as of the end of the Company’s most recent fiscal year, (F) the name and address of the transfer agent, corporate secretary, or other person responsible for transferring shares and stock certificates, (G) a reasonably current statement of the nature of the business of the Company and the products and services it offers, (H) the names of the officers and directors of the Company, (I) the names of any persons registered as a broker, dealer, or agent that has or shall be paid or given, directly or indirectly, any commission or remuneration for such person’s participation in the offer or sale of the Securities, and (K) the Company’s most recent balance sheet, dated as of [____] and profit and loss statement dated as of [___] and similar financial statements, which (i) cover the Company’s two preceding fiscal years and (ii) are prepared in accordance with generally accepted accounting principles in the United States.

(e) The Purchaser acknowledges that it assumes all economic risk of loss that may occur as a result of changes in the prices of the Securities.

(f) Except as otherwise disclosed to the Seller in writing: (i) The Purchaser is not resident in (a) a jurisdiction that has been designated by the Secretary of the Treasury under Section 311 or 312 of the USA PATRIOT Act of 2001 (the “PATRIOT Act”) as warranting special measures due to money laundering concerns or (b) any foreign country that has been designated as non-cooperative with international anti money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur (a “Non Cooperative Jurisdiction”); (ii) the Purchaser’s funds do not originate from, nor will they be routed through, an account maintained at (a) a Foreign Shell Bank, (b) a foreign bank (other than a Regulated Affiliate) that is barred, pursuant to its banking license, from conducting banking activities with the citizens of, or with the local currency of, the country that issued the license, or (c) a bank organized or chartered under the laws of a Non Cooperative Jurisdiction; and (iii) the Purchaser is not a senior foreign political figure, or any immediate family member or close associate of a senior foreign political figure, in each case, within the meaning of the PATRIOT Act.

ARTICLE IV

MISCELLANEOUS

Section 4.1 Legends. The Purchaser understands that the Company will place a restrictive legend on any stock certificate(s) or electronic book-entry evidencing the Shares as required by applicable law, the Company’s governing documents or other policies. The Shares will bear a legend to the following effect and agrees to comply therewith unless the Company determines otherwise consistent with applicable law:

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE ISSUER THAT (I) THE SECURITIES EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT TO THE ISSUER OR ITS AFFILIATES, IN EACH CASE PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE) AND IN COMPLIANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND ANY APPLICABLE NON U.S. JURISDICTIONS, (II) IT WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF ANY OF THE SECURITIES EVIDENCED HEREBY OF THE RESTRICTIONS REFERRED TO IN (I) ABOVE AND IT SHALL BE BOUND BY THE TRANSFER RESTRICTIONS SET FORTH ABOVE AND IN THE INVESTOR REPRESENTATION LETTER AND (III) IT WILL AND EACH SUBSEQUENT HOLDER WILL, INDEMNIFY THE ISSUER AND ITS AFFILIATES AGAINST ANY LIABILITY THAT MAY RESULT IF THE TRANSFER IS NOT MADE IN ACCORDANCE WITH APPLICABLE LAWS AND THE TERMS OF THE INVESTOR REPRESENTATION LETTER.

EACH INVESTOR SHALL REPRESENT THAT IT IS NOT AND IS NOT ACTING ON BEHALF OF, OR WITH THE ASSETS OF, (I) AN “EMPLOYEE BENEFIT PLAN” (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)) SUBJECT TO TITLE I OF ERISA, (II) A “PLAN” (AS DEFINED IN SECTION 4975(E)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”)) SUBJECT TO SECTION 4975 OF THE CODE (INCLUDING WITHOUT LIMITATION, AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN), (III) A GOVERNMENTAL, CHURCH OR OTHER PLAN WHICH IS SUBJECT TO ANY FEDERAL, STATE, LOCAL OR NON-US LAW, RULE OR REGULATION THAT IS SIMILAR TO THE PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE, (IV) AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE THE ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR PLAN BY REASON OF SECTION 3(42) OF ERISA, 29 CFR 2510.3-101 OR OTHERWISE OR (V) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY OF THE FOREGOING ENTITIES TO PURCHASE OR HOLD SECURITIES. EACH INVESTOR SHALL BE DEEMED TO REPRESENT AND COVENANT THAT THROUGHOUT THE PERIOD IT HOLDS SECURITIES, THE FOREGOING REPRESENTATIONS SHALL BE TRUE.

ANY RESALE OR OTHER TRANSFER, OR ATTEMPTED RESALE OR OTHER TRANSFER, MADE OTHER THAN IN COMPLIANCE WITH THE ABOVE-STATED RESTRICTIONS SHALL BE NULL AND VOID.

Section 4.2 Expenses. Each party hereto shall pay its own expenses incurred in connection with this Agreement, including, but not limited to, any fees payable to an agent, broker, investment or commercial banker, person or firm acting on behalf of or under the authority of such party who is entitled to any broker’s or finder’s fee or any other commission or fee directly or indirectly in connection with the Transaction.

Section 4.3 Severability. If any provision of this Agreement shall be held invalid or unenforceable, each other provision hereof shall be given effect to the extent possible without such invalid or unenforceable provision and to that extent, the provisions of this Agreement shall be severable.

Section 4.4 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered personally, mailed by certified or registered mail, postage prepaid, or sent by facsimile, with confirmation of receipt, addressed to such address set forth on the signature page hereto. All such notices, requests, demands and other communications shall, when mailed (registered or certified mail, return receipt requested, postage prepaid), or personally delivered, be effective four days after deposit in the mails or when personally delivered, respectively, addressed as aforesaid, unless otherwise provided herein and, when telecopied, shall be effective upon actual receipt.

Section 4.5 Modifications, Consents and Waivers. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by each of the parties hereto. Any party hereto may waive compliance, with respect to any obligations owed to such party, with any provision of this Agreement. Any waiver hereunder shall be effective only if made in a writing signed by the party to be charged therewith and only in the specific instance and for the purpose for which given. No failure or delay on the part of any party in exercising any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any further exercise thereof or the exercise of any other right, power or privilege.

Section 4.6 Governing Law; Consent to Jurisdiction; Jury Waiver. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (including its statutes of limitations), without giving effect to the principles of conflicts of laws thereof. Each party irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Delaware for the purposes of any Action (whether based on contract, tort or otherwise) directly or indirectly arising out of or in connection with this Agreement or the Transaction. Each party agrees (a) to commence any such Action in such courts and (b) that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address set forth on the signature page hereto shall be effective service of process with respect to any matters to which it has submitted to jurisdiction in this Section 4.5. Each party irrevocably and unconditionally waives (i) any objection to the laying of venue of any such Action in such courts, or that any such Action brought in any such court has been brought in an inconvenient forum, and (ii) all right to trial by jury in any such Action.

Section 4.7 No Other Representations; No Liability. Each party acknowledges that (a) the representations and warranties of the other party expressly and specifically set forth herein constitute such other party’s sole and exclusive representations and warranties in connection with the Transaction, and (b) all other representations and warranties of any kind or nature express or implied are specifically disclaimed; and (c) [___________] is an express third-party beneficiary in respect of Articles II, III, and IV. Each party will indemnify and hold harmless the other party and its Affiliates against all losses, expenses, liabilities, claims and damages which may be incurred such party or its Affiliates in respect of any loss or damage suffered as a result of such party having breached any of its representations and warranties under this Agreement. Except as set forth above, each party hereby irrevocably waives and releases, to the fullest extent permitted by law, any and all Actions it has or may have against any other party, or any of its Representatives directly or indirectly based upon, relating to, or arising out of the Transaction.

Section 4.8 Execution in Counterparts. This Agreement may be executed by the parties individually or in counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

Section 4.9 Headings. Article and section headings used in this Agreement are for convenience only and shall not affect the interpretation or construction of any provision of this Agreement.

Section 4.10 Entire Agreement. This Agreement and the Exhibits hereto contain the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter.

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IN WITNESS WHEREOF, the parties have caused this Stock Purchase Agreement to be executed as of the date first above written.

PURCHASER:

[ ]

By: [ ], its General Partner
By: [ ], its Managing Member

Name:
Title:

Address:

SELLER:

PAR INVESTMENT PARTNERS, L.P.

By: PAR Group II, L.P., its General Partner
By: PAR Capital Management, Inc., its General Partner

Steven M. Smith
Chief Operating Officer and General Counsel

Address:

200 Clarendon Street, 48th Floor
Boston, MA 02116
Attn: Steven M. Smith, COO and GC

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